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                                                                       Exhibit 9


[RAWLINGS LOGO]
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"THE MARK OF A PRO"                                      STEPHEN M. O'HARA
                                                         Chairman of the Board
                                                         Chief Executive Officer

                                November 17, 1999


Bull Run Corporation
4370 Peachtree Road, N.E.
Atlanta, GA 30319

Attention:  Robert S. Prather, Jr.

Gentlemen:

         Reference is made to the Exclusivity Agreement between us dated October 25, 1999 (the "Exclusivity Agreement"). Pursuant to the terms of the Exclusivity Agreement, the exclusivity period expired on Sunday, November 14, 1999. You have requested an extension of the exclusivity period.

         Rawlings hereby grants Bull Run an extension of the exclusivity period until 5:00 p.m., CST, on Friday, December 3, 1999. Notwithstanding anything to the contrary contained in the Exclusivity Agreement, it is expressly understood and agreed between us that during this extended period of exclusivity, Rawlings and its officers, directors and employees and agents may actively seek out, engage in discussions and negotiations with, and furnish information to, potential financing sources to refinance Rawlings existing credit facility. Bull Run expressly encourages and supports such activity by Rawlings.

         Please indicate Bull Run's agreement to the terms hereof by signing in the space provided below and returning a copy to us.

                                        Very truly yours,

                                        RAWLINGS SPORTING GOODS COMPANY



                                        By: /s/ Stephen M. O'Hara
                                            ------------------------------------
                                            Stephen M. O'Hara
                                            Chairman and Chief Executive Officer





Rawlings Sporting Goods Company, Inc.    o    P.O. Box 22000
o    Saint Louis, Missouri 63126     o   636/349-3501    o   636/349-3591 (Fax)

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 ACCEPTED AND AGREED TO
 as of the date first above written:

 BULL RUN CORPORATION

 By: /s/ Robert S. Prather, Jr.
     ---------------------------------
     Robert S. Prather, Jr.
     President

 cc:      Mr. Joseph A. Pellegrini
          Richard L. Easton, Esq.
          Mr. Stephen W. Powell
          Stephen A. Opler, Esq.





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